UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

(515) 345-2902
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 9, 2017, EMC Insurance Group Inc. (the “Company”) issued a press release announcing the following board actions:
On November 6, 2017, in contemplation of Robert L. Howe leaving the Board of Directors (the “Board”) in May of 2018 due to reaching the age limit for directors, the Board amended the By-Laws to increase the size of the Board from five (5) to six (6) directors and elected Peter S. Christie to serve as an independent director. The initial term for Mr. Christie will expire on the date of the Company’s next Annual Meeting of Stockholders. On that date, Mr. Christie is expected to stand for election to the Board by the Company’s stockholders for a term expiring in 2019. Mr. Christie has been appointed to serve on the Compensation Committee of the Board.
Mr. Christie has over forty years’ experience in the insurance industry in Canada, the United Kingdom and the United States. From 1968 until 1997, Mr. Christie was with the Minet Group, an international insurance broker, where he became Chairman and CEO. Subsequent to the St. Paul Companies acquiring Minet Group, Mr. Christie also became a member of the executive group at St. Paul Companies. When St. Paul Companies sold Minet Group to Aon Group Inc. in 1997, he became Deputy Chairman at Aon Group Inc. In 1999, Mr. Christie became an independent consultant, and since that time he has served as an independent director for a number of companies, including Securities and Exchange Commission registrants, and as Senior Advisor to the Bermuda Monetary Authority.
Mr. Christie will receive compensation made available to non-employee directors of the Company as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2017. Mr. Christie will receive the annual Board retainer on a pro-rata basis for the period of his service prior to the next Annual Meeting of Stockholders.
There were no arrangements or understandings between Mr. Christie and any other person pursuant to which he was elected to serve as a director. There are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Christie that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or By Laws; Change in Fiscal Year
On November 6, 2017, the Board adopted an amendment to the Company’s By-Laws. The amendment increased the size of the Board from five (5) to six (6) directors. The amended By-Laws are attached as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws, as amended
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on November 9, 2017.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer